UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.  )

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MISONIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MISONIX, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, February 4, 2016

To the Shareholders of
MISONIX, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of MISONIX, INC., a New York corporation (the “Company”), will be held at the Company’s Corporate Office, 1938 New Highway, Farmingdale, NY 11735 on Thursday, February 4, 2016 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

1.	To elect seven Directors to the Board of Directors;
2.	To conduct an advisory vote on the compensation of the Company’s Named Executive Officers;
3.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm; and
4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

Only shareholders of record on the books of the Company at the close of business on December 18, 2015 will be entitled to vote at the Annual Meeting or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

By Order of the Board of Directors,

RICHARD A. ZAREMBA
Secretary

Important Notice Regarding Internet Availability of Proxy Materials
for the Annual Meeting to Be Held on February 4, 2016:

The proxy materials for the Annual Meeting, including the Annual Report and the Proxy Statement, are available at http://www.cstproxy.com/mson/2015.

MISONIX, INC.
1938 New Highway
Farmingdale, New York 11735

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Thursday, February 4, 2016

The Annual Meeting of Shareholders (the “Annual Meeting”) of MISONIX, INC. (the “Company”) will be held on Thursday, February 4, 2016, at the Company’s Corporate Office, 1938 New Highway, Farmingdale, NY 11735, at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company (“Board of Directors” or “Board”) for use at the Annual Meeting to be held on Thursday, February 4, 2016, and at any adjournments of such Meeting. The approximate date on which this Proxy Statement and the enclosed Proxy are being first mailed to shareholders is December 30, 2015.

If a Proxy in the accompanying form is duly executed and returned, the shares represented by such Proxy will be voted as specified. In the absence of such directions, the Proxy will be voted in accordance with the recommendations of management. Any person executing a Proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

Voting Rights

On December 18, 2015 (the “Record Date”), the Company had outstanding 7,788,785 shares of its only class of voting securities, namely common stock, par value $.01 per share (the “Common Stock”). Shareholders are entitled to one vote for each share registered in their names at the close of business on the Record Date. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of Directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers and for the ratification of the selection of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accountant firm. On all other matters which may come before the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a Proxy (“broker non-votes”), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will be counted in the determination of a quorum and will have no effect on the vote for the election of Directors, the approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers or the ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm. Unless contrary instructions are given, all proxies received pursuant to this solicitation will be voted in favor of the (i) election of the nominees named in Proposal One, (ii) approval on an advisory basis of the compensation of the Company’s Named Executive Officers and (iii) ratification of the selection of Grant Thornton.

Under the New York Business Corporation Law, shareholders are not entitled to dissenters’ rights with respect to the proposals set forth in this Proxy Statement.

SECURITY OWNERSHIP

The following table sets forth as of December 18, 2015, certain information with regard to the ownership of the Company’s Common Stock by (i) each beneficial owner of more than 5% of the Company’s Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the “Summary Compensation Table” below; and (iv) all executive officers and Directors of the Company as a group. Unless otherwise stated, the persons named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them.

Name and Address(1)	Common Stock Beneficially Owned		Percent of Class
Michael A. McManus, Jr.	838,517	(2)	10.1
Norman H. Pessin	631,399	(3)	8.1
Dimensional Fund Advisors LP	501,808		6.2
Stavros G. Vizigianakis	468,359	(4)	6.0
Dan Voic	172,645	(5)	2.2
T. Guy Minetti	144,500	(6)	1.8
Richard A. Zaremba	128,523		1.7
John W. Gildea	82,500	(7)	1.0
Dr. Charles Miner III	70,000	(8)		*
R. Scott Ludecker	16,693	(9)		*
Patrick A. McBrayer	3,850	(10)		*
Thomas M. Patton	0			*
All executive officers and Directors as a group (thirteen people)	1,925,587	(11)	22.5

*	Less than 1%
(1)	Except as otherwise noted, the business address of each of the named individuals in this table is c/o MISONIX, INC., 1938 New Highway, Farmingdale, New York 11735. Dimensional Fund Advisors LP has a principal business office at 1299 Ocean Avenue, Santa Monica, CA 90401. Norman H. Pessin has a principal business office at 366 Madison Avenue, 14th Floor, New York, New York 10017.
(2)	Includes 487,500 shares which Mr. McManus has the right to acquire upon exercise of stock options which are currently exercisable.
(3)	Sandra F. Pessin, Mr. Pessin’s spouse, is listed as the beneficial owner of 94,025 of such shares in the statement on Schedule 13D filed by Mr. Pessin and Mrs. Pessin on November 15, 2013 with the Securities and Exchange Commission (the “SEC”).
(4)	Includes 18,750 shares which Mr. Vizigianakis has the right to acquire upon exercise of stock options which are currently exercisable.
(5)	Includes 33,750 shares which Mr. Voic has the right to acquire upon exercise of stock options which are currently exercisable.
(6)	Includes 67,500 shares which Mr. Minetti has the right to acquire upon exercise of stock options which are currently exercisable.
(7)	Includes 67,500 shares which Mr. Gildea has the right to acquire upon exercise of stock options which are currently exercisable.
(8)	Includes 67,500 shares which Dr. Miner has the right to acquire upon exercise of stock options which are currently exercisable.
(9)	Includes 13,750 shares which Mr. Ludecker has the right to acquire upon exercise of stock options which are currently exercisable.
(10)	Includes 3,750 shares which Mr. McBrayer has the right to acquire upon exercise of stock options which are currently exercisable.
(11)	Includes the shares indicated in notes (2), (4), (5), (6), (7), (8), (9) and (10).

PROPOSAL ONE

ELECTION OF DIRECTORS

Seven Directors are to be elected at the Annual Meeting. The term of each Director expires at the Annual Meeting, with Messrs. Gildea, McBrayer, McManus, Miner, Minetti, O’Neill, Patton and Vizirgianakis standing for reelection for a term of one year. The following table contains information regarding all Directors and executive officers of the Company:

Name	Age	Principal Occupation	Director Since
John W. Gildea	72	Director	2004
Dr. Charles Miner III	64	Director	2005
T. Guy Minetti	64	Director	2003
Stavros G. Vizigianakis	45	Director	2013
Patrick A. McBrayer	63	Director	2014
Thomas M. Patton	51	Director	2015
Michael A. McManus, Jr.	72	Director, President and Chief Executive Officer	1998
Richard A. Zaremba	60	Senior Vice President, Chief Financial Officer, Secretary and Treasurer	—
Robert S. Ludecker	48	Senior Vice President, Global Sales and Marketing	—
Dan Voic	53	Vice President of Research and Development and Engineering	—
Joseph J. Brennan	51	Vice President of Operations	—
John J. Salerno	60	Vice President of Quality and Regulatory Affairs	—
Michael L. Consilvio	52	Vice President of Marketing	—

Principal Occupations and Business Experience of Directors and Executive Officers

The following is a brief account of the business experience of the Company’s Directors:

John W. Gildea is the founding principal of Gildea Management Co., a management company of special situations with middle market companies in the United States and Central Europe. From 2000 to 2003, Gildea Management Co. formed a joint venture with J.O. Hambro Capital Management Co. to manage accounts targeting high yield debt and small capitalization equities. From 1996 to 2000, Gildea Management Co. formed and founded Latona Europe, a joint venture between Latona U.S., Lazard Co. and Gildea Management Co. to restructure several Czech Republic companies. Before forming Gildea Management Co. in 1990, Mr. Gildea managed the Corporate Services Group at Donaldson, Lufkin and Jenrette, an investment banking firm. Mr. Gildea is a graduate of the University of Pittsburgh.

Mr. Gildea has extensive experience as an international investment banker and sits on the board of several public companies. The Board believes this experience in addition to his experience as a director of Misonix and knowledge of the Company qualifies him to serve as a director.

Dr. Charles Miner III currently practices internal medicine in Darien, Connecticut. Dr. Miner is on staff at Stamford and Norwalk Hospitals and since 1982 has held a teaching position at Columbia Presbyterian Hospital. Dr. Miner received his M.D. from the University of Cincinnati College of Medicine in 1979 and received a Bachelor of Science from Lehigh University in 1974.

Dr. Miner has broad based experience as a physician and teacher in the medical field. He serves on the board of health related private companies. The Board believes this experience qualifies him to serve as a director.

T. Guy Minetti is currently a Managing Director of Eos Advisory Partners (“Eos”), a New York City-based real estate consulting firm. Before joining Eos in March 2014, he was employed as an advisor to Level Four Orthotics and Prosthetics, Inc., a specialty healthcare company which designs and sells customized and prefabricated prosthetic and orthotic products. Until August 2012, he served as Chief Executive Officer of TwigTek, Inc., a company engaged in the remarketing and recycling of used electronics. Prior to joining TwigTek in November 2009, he founded and was the Managing Director of Senior Resource Advisors LLC.

From 2000 to 2005, Mr. Minetti served as the Vice Chairman of the Board of Directors of 1-800-Flowers.Com, a publicly traded specialty gift retailer based in Westbury, New York. Before joining 1-800-Flowers.Com, Mr. Minetti was a Managing Director of Bayberry Advisors, an investment banking boutique he founded in 1989 to provide corporate finance advisory services to small-to-medium-sized business. From 1981 through 1989, Mr. Minetti was a Managing Director of the investment banking firm, Kidder, Peabody & Company. While at Kidder, Peabody, Mr. Minetti worked in the investment banking and high yield bond departments. Mr. Minetti is a graduate of St. Michael’s College.

Mr. Minetti has extensive experience as an investment banker and as a director of a public company. The Board believes this experience in addition to his large company marketing experience, his experience in transactions and experience as a director qualifies him to serve as a director.

Stavros G. Vizirgianakis has a distinguished career in the medical devices arena having worked for US Surgical Corporation as director of sales for sub-Saharan Africa and later Tyco Healthcare in the capacity of General Manager South Africa. In 2006, Mr. Vizirgianakis co-founded Surgical Innovations, which has become one of the largest privately owned medical device distributors in the African region and now part of the Johannesburg Stock Exchange listed entity Healthcare Ascendis. Mr. Vizirgianakis is a strategic investor and advisor to numerous medical device startups and established companies in this arena. Mr. Vizirgianakis has a degree in commerce from the University of South Africa.

The Board believes Mr. Vizirgianakis’ industry knowledge, sales and marketing experience and his vast international business relationships qualify him to serve as a director.

Patrick A. McBrayer Patrick A. McBrayer is an advisor to Adgero Biopharmaceuticals, a biotechnology company with applications in cancer and cardiovascular therapy, and other medical device companies in the spine and orthopedic sectors. Before Adgero, he served as President and Chief Executive Officer and as a Director of privately held AxioMed Spine Corporation. Mr. McBrayer Holds a B.S. in General Engineering from the United State Military Academy.

The Board believes Mr. McBrayer’s industry knowledge engineering background, and executive experience qualifies him to serve as a director.

Thomas M. Patton has been the President and Chief Executive Officer of CAS Medical Systems, Inc. (“CAS Medical”) since August 27, 2010. Mr. Patton serves on the Board of Directors of CAS Medical. He previously served as the CEO of Wright Medical Group, an orthopedic device company, located in Memphis, Tennessee, and as President of Novametrix Medical Systems, a patient-monitoring company, located in Wallingford, Connecticut. From 2003 to 2010, Mr. Patton acted as an advisor to the healthcare-focused private equity group of Ferrer Freeman & Company and, in that capacity, served as the interim CEO of Informed Medical Communications on a part-time basis in 2006 and 2007. Mr. Patton is a co-founder and CEO of QDx, Inc., a start-up company that developed a platform for hematology diagnostics beginning in 2003. Mr. Patton attended The College of the Holy Cross, where he majored in Economics and Accounting. After graduating magna cum laude from Georgetown University Law Center, Mr. Patton worked at the law firm of Williams & Connolly in Washington, D.C. Thereafter, he joined Wright Medical Group as its General Counsel where he served in various executive roles until being appointed CEO.

The Board believes Mr. Patton’s broad industry knowledge, executive and strategic experience qualifies him to serve as a director.

Michael A. McManus, Jr. became President and Chief Executive Officer of the Company in November 1999. From November 1991 to March 1999, Mr. McManus was President and Chief Executive Officer of New York Bancorp, Inc. Prior to New York Bancorp, Inc., Mr. McManus held senior positions with Jamcor Pharmaceutical, Inc., Pfizer, Inc. and Revlon Corp. Mr. McManus also spent several years as an Assistant to President Reagan. Mr. McManus serves on the Board of Directors of the following publicly traded companies: A. Schulman, Inc., Novavax, Inc. and The Eastern Company. Mr. McManus holds a B.A. degree in Economics from the University of Notre Dame and a Juris Doctorate from the Georgetown University Law Center.

Mr. McManus’ extensive first-hand knowledge of the business and historical development of the Company, as well as his executive, management and leadership experience and achievement, along with his previous experience in the pharmaceutical and medical device areas, as well as government experience give him highly valued insights into our Company’s challenges, opportunities and business. Mr. McManus also possesses broad knowledge related to equity and capital markets that the Board believes are invaluable to the Board’s discussions of the Company’s capital and liquidity needs and qualify him to serve on the Board.

Richard A. Zaremba became Senior Vice President in 2004. He became Vice President and Chief Financial Officer in February 1999. From March 1995 to February 1999, he was the Vice President and Chief Financial Officer of Converse Information Systems, Inc., a manufacturer of digital voice recording systems. Previously, Mr. Zaremba was Vice President and Chief Financial Officer of Miltope Group, Inc., a manufacturer of electronic equipment. Mr. Zaremba is a licensed certified public accountant in the state of New York and holds BBA and MBA degrees in Accounting from Hofstra University.

Robert S. Ludecker became Senior Vice President of Global Sales and Marketing in July 1, 2015. From May 2013 to July 2015 Mr. Ludecker was the Vice President of Global sales and Marketing. Prior to joining the Company, Mr. Ludecker served from February 2011 to May 2013 as Vice President of Global Sales and Marketing for BioMimetic Therapeutics, a NASDAQ-listed biotechnology company, specializing in the development and commercialization of products which promote the healing of musculoskeletal injury and diseases, including orthopedic, spine, and sports medicine applications. Prior to BioMimetic, Mr. Ludecker served from February 2008 to February 2011 in a variety of senior sales and marketing leadership positions with Small Bone Innovations, a private New York City-based orthopedic company specializing in small bones, and Smith and Nephew, a leading U.K.-based global provider of orthopedic reconstruction implants and medical instruments and supplies. Mr. Ludecker holds a B.A. degree from Kenyon College.

Dan Voic became Vice President of Research and Development and Engineering in January 2002. Prior thereto, he served as Engineering Manager and Director of Engineering with the Company. Mr. Voic has experience in excess of 15 years in both medical and laboratory and scientific products development. Mr. Voic holds an M.S. degree in mechanical engineering from Polytechnic University “Traian Vuia” of Timisoara, Romania and an MS degree in applied mechanics from Polytechnic University of New York.

Joseph J. Brennan became Vice President of Operations in August 2014. Prior to joining the Company, Mr. Brennan served from October 2008 to August 2014 as Director of Operations for Air Techniques, Inc., a global medical device company. Previously, Mr. Brennan held various industrial engineering positions at Air Techniques. Mr. Brennan holds a B.T. degree from SUNY at Farmingdale.

John J. Salerno became Vice President of Quality and Regulatory Affairs in March 2015. Prior to joining the Company, Mr. Salerno served from December 2012 to March 2015 as Senior Director of Quality Assurance for US Nonwovens Corp., a privately-held over-the-counter drug products, cosmetics, personal care and EPA surface disinfectant company (“US Nonwovens”). From May 2010 to December 2012, Mr. Salerno was a consultant for US Nonwovens. From 2006 to 2010, Mr. Salerno held the position of Vice President of Quality Assurance and Regulatory Affairs for International Technidyne Corporation. Prior to 2006, Mr. Salerno held the position of Vice President of Regulatory Compliance and Reliability Engineering for Pall Life Sciences. Mr. Salerno holds a Master’s degree in Microbiology from Long Island University and a Bachelor’s degree in biology from Fordham University.

Michael L. Consilvio became Vice President of Marketing in July 2015. Prior to joining the Company, Mr. Consilvio served from 2008 to 2015, most recently in the position of Director of International Commercializations, with Biomet Spine. From 2007 – 2008 Mr. Consilvio held the position of worldwide director of Marketing and Medical Education with Small Bone Innovations. From 2004 – 2007 he held the position of Group Product Director for the Musculoskeletal Transplant Foundation. Prior to 2004, Mr. Consilvio held positions with various organizations in the Orthopedics field. Mr. Consilvio holds a Master’s degree in Corporate Finance from Fairleigh Dickinson University and a Bachelor’s Degree in Economics from the State University of New York at Oneonta.

Each of the Company’s executive officers is to serve until the next annual meeting of shareholders or until his earlier resignation or removal.

Meetings of the Board of Directors

During the fiscal year ended June 30, 2015 (“Fiscal 2015”), the Board of Directors held four meetings. The Audit Committee met four times and the Compensation and Corporate Governance Committee met once during Fiscal 2015. No Director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and meetings of Committees of which he was a member that were held during Fiscal 2015.

In compliance with requirements of the Corporate Governance Requirements of The Nasdaq Stock Market, Inc. (the “NASD listing standards”), the non-management directors of the Board of Directors met four times in executive session during Fiscal 2015.

Committees of the Board

Currently, the only standing committees of the Board of Directors of the Company are its Audit Committee and the Compensation and Corporate Governance Committee (the “Compensation Committee”).

The Company has a separately designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of the Audit Committee are Messrs. Gildea, McBrayer, Miner and Minetti. The Board of Directors has determined that each member of the Audit Committee is “independent” not only under the NASD listing standards but also within the definition contained in a final rule of the SEC. Furthermore, the Board of Directors has determined that Messrs. Minetti and Gildea are “audit committee financial experts” within the definition contained in a final rule adopted by the SEC.

The Compensation Committee consists of Messrs. Gildea, Miner and Minetti. The Compensation Committee is responsible for considering and recommending remuneration arrangements for executive officers and directors to the Board of Directors. The Chief Executive Officer of the Company makes recommendations for compensation of executive officers other than himself to the Compensation Committee. The Compensation Committee did not employ a compensation consultant during Fiscal 2015 to assist it in evaluating executive compensation. The Compensation Committee however did receive independent third party compensation information for reference. The Compensation Committee also did not set percentage compensation goals against a peer group of companies, or benchmark, our executives’ compensation, though the availability to our executives of alternative employment opportunities is an important consideration in the compensation design process. Rather, the Compensation Committee used its marketplace knowledge, background, experience and market information to make recommendations concerning executive compensation. Such duties and responsibilities are more fully described in the Company’s written Compensation and Corporate Governance Committee Charter which is attached as Exhibit “A” to this Proxy Statement.

Nomination of Directors

The Company does not currently have a standing nominating committee or a formal nominating committee charter. Currently, the independent members of the Board, rather than a nominating committee, approve or recommend to the full Board those persons to be nominated. The Board believes that the current method of nominating directors is appropriate because it allows each independent board member input into the nomination process and does not unnecessarily restrict the input that might be provided from an independent director who could be excluded from a committee. Currently, five of the seven directors are independent. Furthermore, the Board has adopted by resolution a director nomination policy. The purpose of the policy is to describe the process by which candidates for inclusion in the Company’s recommended slate of director nominees are selected. The director nomination policy is administered by the Board. Many of the benefits that would otherwise come from a written committee charter are provided by this policy.

In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the incumbent directors who continue to be qualified for Board service and are willing to continue as directors are re-nominated. If the Board thinks it is in the best interest of the Company to nominate a new individual for director in connection with an annual meeting of shareholders, or if a vacancy occurs between annual shareholder meetings, the Board will seek potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if deemed appropriate, a third-party search firm.

Candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to the Company and its shareholders. Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting the Company; and ability and willingness to contribute special competencies to Board activities. The independent members of the Board also consider whether members and potential members are independent under the NASD listing standards. In addition, candidates should possess the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Company matters; ability to fairly and equally represent all shareholders; reputation and achievement in other areas; independence under rules promulgated by the SEC and the NASD listing standards; and diversity of viewpoints, background and experiences.

The Board of Directors intends to review the director nomination policy from time to time to consider whether modifications to the policy may be advisable as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The present process has resulted in the election of two new very qualified directors The Board may amend the director nomination policy at any time.

The Board will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources, as described above. Recommendations must be in writing and mailed to MISONIX, INC., 1938 New Highway, Farmingdale, NY 11735, Attention: Corporate Secretary, and include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the SEC if the candidate were nominated by the Board of Directors (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The shareholder giving notice must provide (i) his or her name and address, as they appear on the Company’s books, and (ii) the number of shares of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information it may require to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

Director Compensation For Fiscal 2015

The following chart sets forth the compensation paid to members of the Board for their service as Directors in Fiscal 2015:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total
John W. Gildea	20,000	60,000	80,000
Patrick A. McBrayer	7,000	60,000	67,000
Michael A. McManus, Jr.	—	—	—
Dr. Charles Miner III	20,000	60,000	80,000
T. Guy Minetti	25,000	60,000	85,000
Thomas F. O’Neill	16,000	0	16,000
Stavros G. Vizirgianakis	16,000	60,000	76,000

Outstanding options at fiscal year-end for Messrs. Gildea and Minetti are 90,000 shares each; Dr. Miner is 105,000 shares; Mr. Vizirgianakis is 45,000 shares and Mr. McBrayer is 15,000 shares. Each non-employee director receives an annual fee of $20,000 and a grant of 15,000 shares per year. The Chairman of the Audit Committee receives $25,000 per year cash compensation. Each non-employee director is also reimbursed for reasonable expenses incurred while traveling to attend meetings of the Board of Directors or while traveling in furtherance of the business of the Company.

Section 16 (a) Beneficial Ownership Reporting Compliance of the Securities Exchange Act

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC. Based solely on the Company’s review of the copies of the forms it has received, the Company believes that all Reporting Persons, complied on a timely basis with all filing requirements applicable to them with respect to transactions during Fiscal 2015.

Communications with Directors

Shareholders, associates of the Company and other interested parties may communicate directly with the Board of Directors, with the non-management Directors or with a specific Board member, by writing to the Board (or the non-management Directors or a specific Board member) and delivering the communication in person or mailing it to: Board of Directors, Privileged & Confidential, c/o Richard A. Zaremba, Secretary, MISONIX, INC., 1938 New Highway, Farmingdale, New York 11735. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter. The non-management Directors are: Messrs. Gildea, McBrayer, Miner, Minetti, Patton and Vizigianakis. From time to time, the Board of Directors may change the process by which shareholders may communicate with the Board of Directors or its members. Any changes in this process will be posted on the Company’s website or otherwise publicly disclosed.

Director Independence

The Company is required to have a Board of Directors a majority of whom are “independent” as defined by the NASD listing standards and to disclose in the proxy statement for each annual meeting those Directors that the Board of Directors has determined to be independent. Based on such definition, the Board of Directors has determined that all Directors other than Mr. McManus, who is an officer of the Company, and Mr. Vizirgianakis, who was an affiliate of the Company’s South African distributor, are independent.

The Company is required to have an audit committee of at least three members composed solely of independent Directors. The Board of Directors is required under the NASD listing standards to affirmatively determine the independence of each Director on the Audit Committee. The Board has determined that each member of the Audit Committee is “independent” not only under the NASD listing standards but also within the definition contained in a final rule of the SEC. Furthermore, the Board of Directors has determined that Messrs. Gildea and Minetti are “audit committee financial experts” within the definition contained in a final rule adopted by the SEC.

Corporate Governance

The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our policies and procedures in light of such developments. We comply with the rules and regulations promulgated by the SEC and the Nasdaq Stock Market, and implement other corporate governance practices we believe are in the best interests of the Company and the shareholders.

Board Leadership and Structure

Michael A. McManus, Jr., our Chief Executive Officer, also serves as Chairman of the Board of Directors. The Board believes that the Company and its shareholders are best served by having the Chief Executive Officer also serve as Chairman of the Board as Mr. McManus possesses extensive experience and in-depth knowledge of our Company and the opportunities and challenges we face. The Board also believes that this structure is appropriate in light of the size of our Company and corresponding size of our Board and the complexity of our business. We believe that Mr. McManus is best positioned to develop agendas that ensure that our Board’s time and attention are focused on the matters that are most critical to us. The Board does not have a specifically designated lead independent Director. However, Guy Minetti, an independent Director and Chair of our Audit Committee, has typically led the executive sessions of the Board and acts as a liaison between the Directors and management.

Risk Oversight

The Board oversees Company functions in an effort to assure that Company assets are properly safeguarded, that appropriate financial and other controls are maintained, and that the Company’s business is conducted prudently and in compliance with applicable laws, regulations and ethical standards.

While the Board is responsible for risk oversight, Company management is responsible for managing risk. The Company has robust internal process and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board monitors and evaluates the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and often do, communicate directly with senior management.

The Audit Committee is responsibility for reviewing and overseeing the Company’s financial statements, including the integrity of the Company’s financial and disclosure controls, its legal compliance programs and procedures, and its procedures for identifying, evaluating and controlling material financial, legal and operational risk.

Board Attendance at Annual Meetings of Shareholders

The Company does not currently have a formal policy regarding Director attendance at the Annual Meeting of Shareholders. It is, however, expected that Directors will be in attendance, absent compelling circumstances. All of the members of the Board attended last year’s Annual meeting of Shareholders.

Transactions with Related Persons

Stavros G. Vizirgianakis was appointed to Misonix’s Board of Directors on May 7, 2013. During the fiscal year ended June 30, 2014, Mr. Vizirgianakis owned (i) a controlling interest in MD Solutions Australasia PTY Ltd. (“MD Solutions”) and (ii) an interest in Surgical Innovations (“SI”). MD Solutions is an independent distributor for the Company outside of the United States. Applied BioSurgical, a company formerly owned by Mr. Vizirgianakis’ father, is an independent distributor for the Company outside of the United States. SI purchased certain of the Company’s products from Applied BioSurgical during the fiscal year ended June 30, 2014. Mr. Vizirgianakis disposed of his interest in each of MD Solutions and SI during the fiscal year ended June 30, 2014.

Set forth below is a table showing the Company’s net sales and accounts receivable for the indicated time periods below with Applied BioSurgical and MD Solutions:

For the years ended June 30,

Applied Bio Surgical	2015	2014	2013
Sales	$540,185	$378,287	$489,592
Accounts receivable	294,683	147,585	130,123

MD Solutions Australasia PTY Ltd.	2015	2014	2013
Sales	$—	$120,118	$335,274
Accounts receivable	—	1,785	18,700

Code of Ethics

The Company has adopted a code of ethics that applies to all of its directors, officers (including its Chief Executive Officer, Chief Financial Officer, Controller and any person performing similar functions) and employees. The Company has filed a copy of this Code of Ethics as Exhibit 14 to its Annual Report on Form 10-K. The Company has also made the Code of Ethics available on its website at www.MISONIX.com.

Audit Committee Report

The Company has a separately-designated standing audit committee established in accordance with section 3(a) (58) (A) of the Exchange Act. The members of the Audit Committee are Messrs. Gildea, McBrayer, Miner and Minetti. The Board of Directors has determined that each member of the Audit Committee is “independent” not only under the Corporate Governance Requirements applicable to Nasdaq-listed companies but also within the definition contained in a final rule of the SEC. Furthermore, the Board of Directors has determined that Messrs. Gildea and Minetti are “audit committee financial experts” within the definition contained in a final rule adopted by the SEC.

Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audit or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in its report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent”.

The Audit Committee of the Company’s Board of Directors is currently composed of four Directors, none of who are officers or employees of the Company. The Board of Directors has determined that (1) all members of the Audit Committee are financially literate and independent under the NASD listing standards, and (2) Messrs. Gildea and Minetti “audit committee financial experts”, as defined under the rules and regulations promulgated by the SEC. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter is attached as Exhibit B to this Proxy Statement.

In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility to monitor the integrity of the accounting, auditing and financial reporting practices of the Company. Typically, for each fiscal year, the Audit Committee selects the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries and such selection is subsequently presented to the Company’s shareholders for ratification.

The Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2015 with our management; has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board; has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the review and discussions of the above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 for filing with the SEC.

Reported upon by the Audit Committee

John W. Gildea
Patrick McBrayer
Dr. Charles Miner III
T. Guy Minetti

* * *

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Our compensation program is intended to:

•	Attract, motivate, retain and reward employees of outstanding ability;
•	Link changes in employee compensation to individual and corporate performance;
•	Align employees’ interests with those of the Company’s shareholders.

The ultimate objective of our compensation program is to increase shareholder value. We seek to achieve these objectives with a total compensation approach which takes into account a competitive base salary, bonus pay based on the annual performance of the Company and individual goals and stock option awards.

Base Salaries

Base salaries paid to executives are intended to attract and retain highly talented individuals. In setting base salaries, individual experience, individual performance, the Company’s performance and job responsibilities during the year are considered. Executive salaries are reconciled by Human Resources and evaluated against local companies of similar size and nature.

Annual Bonus Plan Compensation

The Compensation Committee of the Board approves annual performance-based compensation. The purpose of the annual bonus-based compensation is to motivate executive officers and key employees. Target bonuses, based upon recommendations from the Chief Executive Officer, are evaluated and approved by the Compensation Committee for all management employees other than the Chief Executive Officer. The bonus recommendations are derived from individual and Company performance but not based on a specific formula and are discretionary. The Chief Executive Officer’s bonus compensation is derived from the recommendation of the Compensation Committee based upon the Chief Executive Officer’s performance and Company performance but is not based on a specific formula and is discretionary.

Stock Option Awards

Stock option awards are intended to attract and retain highly talented executives, to provide an opportunity for significant compensation when overall Company performance is reflected in the stock price and to help align executives’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees and annually to a broad group of existing key employees, including executive officers.

Annual option grants to executive officers may be made at the discretion of the Board in the form of incentive stock options (“ISOs”) up to the fullest extent permitted under tax laws, with the balance granted in the form of nonqualified stock options. ISOs have potential income tax advantage for executives if the executive disposes of the acquired shares after satisfying certain holding periods. Tax laws provide that the aggregate grant at date of grant for market value of ISOs that become exercisable for any employee in any year may not exceed $100,000.

Our current standard vesting schedule for all employees is 25% on the first anniversary of the date of grant, 50% on the second anniversary of the date of grant, 75% on the third anniversary of the date of grant and 100% on the fourth anniversary of the date of grant. We have on occasion issued options that have two year vesting to employees

401 (k) Plan

Our Individual Deferred Tax and Savings Plan (the “401 (k) plan”) is a tax qualified retirement savings plan pursuant to which all of the Company’s U.S. employees may defer compensation under Section 401 (k) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company currently contributes an amount equal to 10% of salary contributed under the 401 (k) plan by an eligible employee, up to the maximum allowed under the Code. We do not provide any supplemental retirement benefits to executive officers.

Share Performance Graph

The following graph compares the cumulative total return on the Company’s Common Stock during the last five fiscal years with the NASDAQ Total U.S. and Foreign Return Index and the NASDAQ Medical Devices, Instruments and Supplies Index during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in the Common Stock or the indices on June 30, 2010. The graph depicts the change in value of the Company’s Common Stock relative to the noted indices as of the end of each fiscal year and not for any interim period. Historical stock price performance is not necessarily indicative of future stock price performance.

	2010	2011	2012	2013	2014	2015
MISONIX, INC.	100	113	105	230	304	428
NASDAQ Composite Total Return	100	119	142	167	219	251
NASDAQ Medical Equipment Index	100	122	120	149	194	224

COMPENSATION COMMITTEE REPORT

Our Compensation and Corporate Governance Committee has furnished the following report. The information contained in the “Compensation Committee Report” is not deemed to be “soliciting material” or the be “filed” with the SEC, nor is such information to be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in to such filings.

Our Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities Act with management.

Based on such review and discussion, our Compensation and Corporate Governance Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for filing with the SEC.

Compensation and Corporate Governance Committee

John W. Gildea
Charles Miner, III
T. Guy Minetti

***

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2015, Messrs. Gildea, Miner and Minetti served as members of our Compensation Committee. No Member of our Compensation Committee is or was during fiscal year 2015 an employee or an officer of Misonix or its subsidiaries.

The number of stock options granted in fiscal 2015 to our Named Executive Officers by person, and their estimated fair value, were as follows:

Named Executive Officer	Number of Stock Options Granted	Estimated Fair Value of Awards at Grant Date
Michael A. McManus, Jr.	225,000	$1,314,695
Robert S. Ludecker	115,000	$748,751
Richard A. Zaremba	30,000	$178,374
Dan Voic	35,000	$208,103

The stock options awarded in September 2014 had an exercise price of $7.67 (which was equal to the average of the opening and closing market price per share of our stock on the date of grant). The stock options awarded on May 14, 2015 to Mr. Ludecker and on May 22, 2015 to Mr. McManus had the average price of $12.77 and $11.88, respectively (which was equal to the average of the opening and closing market price per share of the stock on the date of grant).

Mr. McManus was granted options to purchase 100,000 shares on May 22, 2015 in consideration of his new Employment Agreement. Mr. Ludecker was granted options to purchase 80,000 shares on May 14, 2015 in connection with his promotion to Senior Vice President.

All stock options in the above table, except 100,000 of the options issued to Mr. McManus which has a vesting period of 100% at June 30, 2017, provide for vesting at 25% per year on the first four year anniversary dates of the grant date, with a stated expiration date of ten years after grant.

Other Annual Compensation and Benefits — Although direct compensation, in the form of salary, non-equity incentive awards and long-term equity incentive awards provide most of the compensation to each Executive Officer, we also provide for the following items of additional compensation:

•	Retirement savings are provided by 401 (k) plan, in the same manner to all U.S. employees. This plan includes an employer matching contribution of 10% which is intended to encourage employees (including the Chief Executive Officer) to save for retirement.
•	Health, life and disability benefits are offered the Chief Executive Officer in the same manner to all of our U.S. employees. We provide additional life insurance policies for our Chief Executive Officer and each of our Executive Officers.

Perquisites are provided at levels to Executive Officers, primarily in the form of an automobile allowance except for our Chief Executive Officer. Our Chief Executive Officer has use of a company provided automobile with driver.

TABLE OF GRANTS OF PLAN-BASED AWARDS THAT OCCURRED IN FISCAL 2015

Name	Grant Date	All other Option Awards: Number of Securities Underlying Options	(1) Exercise or Base price of Option Awards ($/Share)	(2) Grant Date Fair Value of Stock and Option Awards ($)
Michael A. McManus, Jr.	September 9, 2014	125,000	$7.67	$743,225
	May 14, 2015	100,000	$11.88	$571,470
Robert S. Ludecker	September 9, 2014	35,000	$7.67	$208,103
	May 22, 2015	80,000	$12.77	$540,648
Richard A. Zaremba	September 9, 2014	30,000	$7.67	$178,374
Dan Voic	September 9, 2014	35,000	$7.67	$208,108

(1)	Stock option awards were issued September 9, 2014 pursuant to our 2012 Employee Equity Incentive Plan. Stock Option Awards were issued May 14, 2015 and May 22, 2015 pursuant to our 2014 Employee Equity Incentive Plan.
(2)	This amount represents the Black-Scholes computation as of that date of award.

TABLE OF OPTIONS EXERCISES THAT OCCURRED IN FISCAL 2015

Name of Executive Officer	Number of Shares Acquired on Exercise	(1) Value Realized on Exercise
Michael A. McManus, Jr.	125,000	$523,750
Richard A. Zaremba	133,750	$805,303
Dan Voic	129,250	$1,081,978

(1)	Amounts reflect the difference between the exercise price of the options and the market value of the shares acquired upon exercise. Market values are based on the closing price per share of our Common Stock on the NASDAQ Global Market on the date of exercise.

SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION
OR FOLLOWING A CHANGE-IN-CONTROL

Severance Agreement and Severance Payments

Except for our Chief Executive Officer, we do not have severance agreements with any of our Executive Officers. As described below under “— Employment Agreement,” our Chief Executive Officer’s Employment Agreement requires severance payments in the event that he is terminated. Upon termination payment of two times his total compensation (annual base salary plus bonus) at the highest rate paid him at any time during the aggregate time he has been employed by the Company plus twenty-four (24) months of premiums for medical dental, vision, hospitalization and long term care coverage is required.

Change-in-Control and Change-in-Control Payments

In the event of a change-in-control, we are required to make certain change-in-control payments to Messrs. Zaremba, Ludecker and Voic. The agreements provide for twelve (12) months base salary upon change in control of the Company. These amounts currently represent, $229,000, $260,000 and $177,000, respectively. In addition, unvested options granted to Mr. Zaremba, Mr. Ludecker and Mr. Voic would vest upon a change-in-control. Assuming the change-in-control occurred on June 30, 2015, the value of unvested options is $394,263, $100,200 and $361,055, respectively.

Employment Agreement

On May 22, 2015, the Employment Agreement, dated July 1, 2014, by and between Michael A. McManus, Jr. and the Company was mutually terminated and replaced by a new Employment Agreement whereby Mr. McManus will continue to serve as the Company’s President and Chief Executive Officer

(the “McManus Agreement”). The McManus Agreement, effective as of May 22, 2015, has an initial term expiring June 30, 2017 and renews for successive one-year periods thereafter unless terminated by either party not less than ninety (90) days prior to the end of the then-current term. The McManus Agreement provides for an annual base salary of (i) $299,000 through June 30, 2015 and (ii) $325,000 commencing July 1, 2015, and an annual bonus based on Mr. McManus’ achievement of annual goals and objectives as determined by the Compensation Committee of the Company’s Board of Directors. Mr. McManus also received a one-time grant of options to purchase 100,000 shares of Common Stock at an exercise price of $11.88 per share (the “McManus Options”). The McManus Options vest in their entirety on June 30, 2017.

Mr. McManus is entitled under the McManus Agreement to participate in any plans and programs made available to the executive employees of the Company generally.

The Company can terminate the McManus Agreement for cause (as defined in the McManus Agreement). Mr. McManus can terminate the McManus Agreement for good reason (as defined in the McManus Agreement). If Mr. McManus terminates the McManus Agreement for good reason, the Company must (i) pay him an amount equal to two times his total compensation (annual base salary plus bonus) at the highest rate paid him at any time during the aggregate time he has been employed by the Company, payable in a lump sum within sixty days of termination of employment, and (ii) pay premiums for medical, dental, vision, hospitalization and long term care coverage under Company plans for a period of twenty-four (24) months.

Mr. McManus is entitled to severance pay and benefits if he terminates his employment with the Company following a Change in Control (as defined in the McManus Agreement), to provide him with an incentive to remain with the Company and consummate a strategic corporate sale or transaction that maximizes shareholder value. Severance pay and benefits are triggered upon (i) his Involuntary Termination without Cause (as defined in the McManus Agreement) for a reason other than death or Disability (as defined in the McManus Agreement) or (ii) as a result of a Constructive Termination (as defined in the McManus Agreement) which in either case occurs: (x) during the period not to exceed twenty-four (24) months after the effective date of a Change in Control, or (y) before the effective date of a Change in Control, but after the first date on which the Board of Directors and/or senior management of the Company has entered into formal negotiations with a potential acquirer that results in the consummation of a Change in Control.

In the event that pay and benefits are so triggered, Mr. McManus (A) is entitled to receive severance pay in an amount equal to two (2) times the sum of (a) his annual base pay and (b) bonus at the highest rate paid him for any fiscal year during the aggregate period of his employment by the Company, payable in cash in a lump sum; the payment of premiums for medical, dental, vision, hospitalization and long term care coverage under Company plans for a period of twenty-four (24) months; (B) has the right, for a period of (i) ninety (90) days for stock options granted under any of the Company’s Employee Stock Option Plans adopted prior to 2005 and (ii) two (2) years for stock options granted under the Company’s 2005 Employee Equity Incentive Plan, 2009 Employee Equity Incentive Plan, 2014 Employee Equity Incentive Plan and any Plan adopted after the effective date of the McManus Agreement, following his Termination Date (as defined in the McManus Agreement) to exercise the options to the extent such options are otherwise vested and exercisable as of the Termination Date under the terms of the applicable stock option agreement(s) and plan(s); and (C) will vest in all unvested stock option grants with respect to options granted after July 1, 2012.

Mr. McManus has also agreed in the McManus Agreement to an eighteen month post-termination covenant not-to-compete, as well as other customary covenants concerning non-solicitation and non-disclosure of confidential information of the Company.

The Company and Mr. McManus had previously entered into two letter agreements (the “Letter Agreements”) providing for the exercise of vested options by Mr. McManus (i) for a ninety (90) day period after his retirement with respect to stock options granted under certain of the Company’s stock option plans and (ii) for two (2) years after Mr. McManus terminates his employment with the Company in the event of a Change-in-Control (as defined in the applicable stock option plans) and he is eligible for the severance benefits provided for by the McManus Agreement. The Company and Mr. McManus have entered into a letter agreement which makes clear that the terms and conditions of the Letter Agreements continue to be in full force and effect and apply to the McManus Agreement.

Assuming a Change in Control occurred on June 30, 2015, Mr. McManus would receive (i) salary and bonus of $830,000; (ii) perquisites of $40,000 and (iii) the value of unvested stock options of $1,267,211.

Tax deductibility of Executive Compensation

Section 162 (m) of the Code limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year. In fiscal 2015, Michael A. McManus, Jr. and Robert S. Ludecker had executive officer’s compensation that exceeded $1,000,000. No other officer or director exceeded $1,000,000.

The following table sets forth information concerning the compensation awarded to, earned by or paid to our named executive officers during the past three fiscal years for services rendered to the Company:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year Ended June 30,	Salary ($)	Bonus ($)	Options Awards ($)	Total ($)
Michael A. McManus, Jr. President and Chief Executive Officer	2015	290,008	100,000	1,314,695	1,704,703
	2014	288,915	100,000	469,575	858,490
	2013	288,915	100,000	307,293	696,211
Richard A. Zaremba Senior Vice President, Chief Financial Officer, Secretary and Treasurer	2015	226,038	20,000	178,374	424,412
	2014	219,455	25,000	150,264	394,719
	2013	213,063	30,000	93,172	336,235
Robert S. Ludecker Senior Vice President-Medical Global Sales and Marketing	2015	215,098	40,000	748,751	1,003,849
	2014	203,000	—	37,566	240,566
	2013	27,273	—	—	27,273
Dan Voic Vice President of Research and Development and Engineering	2015	174,873	15,000	208,103	397,976
	2014	169,375	15,000	131,481	315,856
	2013	164,038	12,000	81,526	257,564
Joseph J. Brennan Vice President – Operations	2015	139,182	—	—	139,182
	2014	—	—	—	—
	2013	—	—	—	—

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael A. McManus, Jr.	75,000	—		1.91	11/04/18
	50,000	—		2.44	09/09/19
	75,000	—		1.82	09/07/20
	75,000	25,000	(2)	2.19	09/13/21
	59,350	59,350	(3)	2.96	09/13/22
	1,575	4,725	(4)	6.18	12/05/22
	31,250	93,750	(1)	4.68	09/10/23
	—	125,000	(6)	7.67	09/09/24
	—	100,000	(5)	11.88	05/22/25
Richard A. Zaremba	—	—		2.44	09/09/19
	—	8,750	(2)	2.19	09/13/21
	—	20,000	(3)	2.96	09/13/22
	—	30,000	(1)	4.68	09/10/23
	—	30,000	(6)	7.67	09/09/24
Robert S. Ludecker	2,500	7,500	(1)	4.68	09/10/23
	—	35,000	(6)	7.67	09/09/24
	—	80,000	(5)	12.77	05/14/25
Dan Voic	5,000	—		7.60	09/26/15
	—	7,500	(2)	2.19	09/13/21
	—	17,500	(3)	2.96	09/13/22
	—	26,500	(1)	4.68	09/10/23
	—	35,000	(6)	7.67	09/09/24
Joseph J. Brennan	—	—		—	—

(1)	Options issued 09/10/13 and vest equally over 4 years.
(2)	Options issued 09/13/11 and vest equally over 4 years.
(3)	Options issued 09/09/12 and vest equally over 4 years.
(4)	Options issued 12/05/12 and vest equally over 4 years.
(5)	Options issued 05/22/15 and vest on June 30, 2017.
(6)	Options issued 09/09/2015 and vest equally over 4 years.

Stock Options

In March 1996, the Board of Directors adopted and, in February 1997, the shareholders approved the 1996 Employee Incentive Stock Option Plan covering an aggregate of 450,000 shares (the “1996 Plan”) and the 1996 Non-Employee Director Stock Option Plan (the “1996 Directors Plan”) covering an aggregate of 1,125,000 shares of Common Stock. At June 30, 2015, options to purchase 1,000 shares were outstanding under the 1996 Plan at an exercise price of $7.60 per share all of which are currently vested and options to acquire 15,000 shares were outstanding under the 1996 Directors Plan at an exercise price of $7.60 per share all of which are currently vested. At June 30, 2015, options to purchase 178,295 shares under the 1996 Plan have been exercised and options to purchase 422,650 shares have been forfeited (of which options to purchase 151,945 shares have been reissued). As of June 30, 2015, there were no shares available for future grants. At June 30, 2015, options to purchase 913,500 shares under the 1996 Directors Plan have been exercised and options to purchase 130,000 shares have been forfeited (of which none have been reissued). As of June 30, 2015, there were no shares available for future grants.

In October 1998, the Board of Directors adopted and, in January 1999, the shareholders approved the 1998 Employee Stock Option Plan (the “1998 Plan”) covering an aggregate of 500,000 shares of Common Stock. At June 30, 2015, options to purchase 6,000 shares were outstanding under the 1998 Plan at an exercise price of $7.60 per share all of which are currently vested. At June 30, 2015, options to purchase 81,598 shares under the 1998 Plan have been exercised and options to purchase 477,677 shares under the 1998 Plan have been forfeited (of which options to purchase 65,275 shares have been reissued). At June 30, 2015, there were no shares available for future grants.

In October 2000, the Board of Directors adopted and, in February 2001, the shareholders approved the 2001 Employee Stock Option Plan (the “2001 Plan”) covering an aggregate of 1,000,000 shares of Common Stock. At June 30, 2015, options to purchase 9,968 shares were outstanding under the 2001 Plan at exercise prices ranging from $1.82 to $5.82 per share with a vesting period of one to four years. At June 30, 2015, options to purchase 375,318 shares under the 2001 Plan have been exercised and options to purchase 865,975 shares under the 2001 Plan have been forfeited (of which options to purchase 251,261 shares have been reissued). At June 30, 2015, there were no shares available for future grants.

In September 2005, the Board of Directors adopted and, in December 2005, the shareholders approved, the 2005 Employee Equity Incentive Plan (the “2005 Plan”) covering an aggregate of 500,000 shares of Common Stock and the 2005 Non-Employee Director Stock Option Plan (the “2005 Directors Plan”) covering an aggregate of 200,000 shares of Common Stock. At June 30, 2015, options to purchase 223,725 shares were outstanding under the 2005 Plan at exercise prices ranging from $.85 to $6.18 per share with a vesting period of four years. At June 30, 2015 options to purchase 275,650 shares have been exercised under the 2005 Plan and options to purchase 47,750 shares have been forfeited (of which options to purchase 47,125 shares have been reissued). At June 30, 2015, 625 shares were available for future grants under the 2005 Plan. At June 30, 2015, options to purchase 120,000 shares were outstanding under the 2005 Directors Plan at exercise prices ranging from $2.41 to $5.42 with a vesting period over three years. At June 30, 2015, options to purchase 67,500 shares under the 2005 Directors Plan have been exercised and options to purchase 7,500 shares have been forfeited (of which none have been reissued). At June 30, 2015, there were 12,500 shares available for future grants under the 2005 Directors Plan.

In December 2009, the Board of Directors and shareholders adopted the 2009 Employee Equity Incentive Plan (the “2009 Plan”) covering an aggregate of 500,000 shares of Common Stock and the 2009 Non-Employee Director Stock Option Plan (the “2009 Directors Plan”) covering an aggregate of 200,000 shares of Common Stock. At June 30, 2015, options to purchase 345,423 shares were outstanding under the 2009 Plan at exercise prices ranging from $1.82 to $6.18 per share with a vesting period of four years. At June 30, 2015, options to purchase 133,477 shares have been exercised and options to purchase 89,025 shares were forfeited under the 2009 Plan (of which options to purchase 67,925 shares have been reissued). At June 30, 2015, there were 21,100 shares available for future grants under the 2009 Plan. At June 30, 2015, options to purchase 138,750 shares were outstanding under the 2009 Directors Plan at exercise prices ranging from $2.41 to $6.71 with a vesting period of up to four years. At June 30, 2015, options to purchase 26,250 shares have been exercised and options to purchase 30,000 shares were forfeited under the 2009 Directors Plan (of which none have been reissued). At June 30, 2015, there were 35,000 shares available for future grants under the 2009 Directors Plan.

In December 2012, the Board of Directors and shareholders adopted the 2012 Employee Equity Incentive Plan (the “2012 Plan”) covering an aggregate of 500,000 shares of Common Stock and the 2012 Non-Employee Director Stock Option Plan (the “2012 Directors Plan”) covering an aggregate of 200,000 shares of Common Stock. At June 30, 2015, options to purchase 442,750 shares were outstanding under the 2012 Plan at exercise prices ranging from $4.68 to $13.89 per share with a vesting period of four years. At June 30, 2015, options to purchase 8,750 shares have been exercised and options to purchase 7,000 shares were forfeited under the 2012 Plan (of which none have been reissued). At June 30, 2015, 48,500 shares were available for future grants under the 2012 Plan. At June 30, 2015, options to purchase 75,000 shares were outstanding under the 2012 Directors Plan at an exercise price of $13.20 per share with a vesting period of four years. At June 30, 2015, there were no options exercised and options to purchase 15,000 shares were forfeited under the 2012 Directors Plan (of which none have been reissued). At June 30, 2015, 125,000 shares were available for future grants under the 2012 Directors Plan.

In November 2014, the Board of Directors adopted and, in February 2015, the shareholders approved the 2014 Employee Equity Incentive Plan (the “2014 Plan”) covering an aggregate of 750,000 shares of common stock. At June 30, 2015, options to purchase 180,000 shares were outstanding under the 2014 Plan at prices ranging from $11.88 to $12.77 per share with a vesting period of up to four years. At June 30, 2015, there were no options exercised or forfeited under the 2014 Plan. At June 30, 2015, 570,000 shares were available for future grants under the 2014 Plan.

The selection of participants, allotments of shares and determination of price and other conditions relating to options are determined by the Board of Directors or a committee thereof, depending on the Plan, and in accordance with Rule 4350(c) of the Corporate Governance Requirements applicable to Nasdaq-listed companies. Incentive stock options granted under the Plans are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Plans to a shareholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. Options shall become exercisable at such time and in such installments as provided in the terms of each individual option agreement.

* * *

PROPOSAL TWO

Proposal To Approve (On An Advisory Basis) Compensation Of The Named
Executive Officers As Disclosed In This Proxy Statement

In accordance with Section 14A of the Exchange Act, the Company is providing shareholders with the opportunity to cast an advisory vote on the Fiscal 2015 Compensation of its Named Executive Officers (“NEOs”) as disclosed in the Proxy Statement, including in the section entitled “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis,” the compensation tables and other executive compensation disclosures.

Shareholders are being asked to vote on the following resolution:

Resolved, that the shareholders approve the fiscal 2015 compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in the Company’s Proxy Statement dated December 30, 2015, including the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

Please refer to the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION —  Compensation Discussion and Analysis” for a detailed discussion of our executive compensation principles and practices and the Fiscal 2015 compensation of our NEOs.

As an advisory vote, this proposal is not binding upon the Company or the Board. Nevertheless, the Board’s Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s executive officers, will carefully consider the shareholder vote on this matter, along with the other expressions of shareholders views it receives on specific policies and desirable actions. If there are a significant number of unfavorable votes, the Company will seek to understand the concerns that influenced the vote and address them in making future decisions affection the executive compensation program. The next shareholder advisory vote on executive compensation of our NEOs will take place at the next Annual Meeting of Shareholders.

The Company’s Board of Directors recommends a vote FOR the proposal to approve compensation of the Named Executive Officers as disclosed in this Proxy Statement.

* * *

PROPOSAL THREE

Independent Registered Public Accounting Firm

The Audit Committee has selected Grant Thornton to serve as the Company’s independent registered public accounting firm for the 2016 fiscal year. Grant Thornton will audit the Company’s consolidated financial statements for the 2016 fiscal year and perform other services. While shareholder ratification is not required by the Company’s By-Laws or otherwise, the Board of Directors, at the direction of the Audit Committee, is submitting the selection of Grant Thornton to the shareholders for ratification as part of good corporate governance practices. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Grant Thornton. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm as the independent registered public accounting firm for the Company for the year ending June 30, 2016 at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

The favorable vote of the holders of a majority of the shares of Common Stock, represented in person or by proxy at the Annual Meeting, will be required for such ratification.

A representative of Grant Thornton is expected to be available either personally or by telephone hookup at the Annual Meeting to respond to appropriate questions from shareholders and will be given the opportunity to make a statement if he desires to do so.

Audit Fees:

Grant Thornton billed the Company $485,000 and $295,955 in the aggregate for services rendered for the audit of the Company’s 2015 and 2014 fiscal years, respectively, and the review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for the Company’s 2015 and 2014 fiscal years, respectively.

Audit-Related Fees:

Grant Thornton billed the Company $20,000 and $20,900 for audit-related services as defined by the SEC for the fiscal years ended June 30, 2015 and 2014, respectively. The audit-related services were for the audits of the Company’s pension plan.

Tax Fees:

Grant Thornton did not render any tax-related services, as defined by the SEC, to the Company for the fiscal years ended June 30, 2015 and 2014.

All Other Fees:

Grant Thornton did not render any services to the Company other than those set forth above for the fiscal years ended June 30, 2015 and 2014.

Policy on Pre-approval of Independent Registered Public Accounting Firm Services:

The charter of the Audit Committee provides for the pre-approval of all audit services and all permitted non-audit services to be performed for Misonix by the independent registered public accounting firm, subject to the requirements of applicable law. The procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm include the Audit Committee reviewing audit-related services, tax services and other services. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

MISCELLANEOUS INFORMATION

As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the Annual Meeting, but, if any other business does lawfully come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

The Company will pay the cost of soliciting Proxies in the accompanying form and as set forth below. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview without additional remuneration therefor.

SHAREHOLDER PROPOSALS

Under the SEC’s proxy rules, shareholder proposals with respect to the Company’s next Annual Meeting of Shareholders must be received by the Company no later than September 1, 2016 to be considered for inclusion in the Company’s next Proxy Statement. Under SEC proxy rules, Proxies solicited by the Board of Directors for the 2016 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any shareholder proposal not included in the Company’s Proxy Statement if the Company does not receive notice of such proposal on or before November 15, 2016, unless the 2016 Annual Meeting is not held within 30 days before or after the anniversary date of the 2015 Annual Meeting.

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2015 has been provided to all shareholders. Shareholders are referred to the Report for financial and other information about the Company, but such Report is not incorporated in this Proxy Statement and is not part of the proxy soliciting material.

By Order of the Board of Directors,

RICHARD A. ZAREMBA
Secretary

Dated: December 30, 2015
Farmingdale, New York

EXHIBIT A

CHARTER OF THE COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE OF MISONIX, INC.

Membership

The Compensation and Corporate Governance Committee (the “Committee”) of the board of directors (the “Board”) of MISONIX, INC. (the “Company”) shall consist of three or more directors. Each member of the Committee shall be independent in accordance with the rules of the NASDAQ Stock Market.

Each member of the Committee must qualify as a “non-employee director” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code, as amended.

The members of the Committee shall be appointed by the Board. The members of the Committee shall be appointed for one-year terms and shall serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause.

Purpose

The purpose of the Committee is to carry out the responsibilities delegated by the Board (i) relating to the review and determination of executive compensation and (ii) relating to the development and maintenance of the Company’s corporate governance policies and any related matters required by the federal securities laws.

Duties and Responsibilities

The Committee shall have the following authority and responsibilities:

To review and approve annually the corporate goals and objectives applicable to the compensation of the chief executive officer (“CEO”), evaluate at least annually the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee may consider the Company’s performance and relative stockholder return, the value of similar incentive awards given to CEOs at comparable companies and the awards given to the Company’s CEO in past years. In evaluating and determining CEO compensation, the Committee shall consider the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act. The CEO cannot be present during any voting or deliberations by the Committee on his or her compensation.

To approve the compensation of all other executive officers. In evaluating and determining executive compensation, the Committee shall consider the results of the most recent Say on Pay Vote.

To review, approve and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity-based plans, and where appropriate or required, recommend for approval by the stockholders of the Company, which includes the ability to adopt, amend and terminate such plans. The Committee shall also have the authority to administer the Company’s incentive compensation plans and equity-based plans, including designation of the employees to whom the awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan. In reviewing and approving incentive compensation plans and equity-based plans, including whether to adopt, amend or terminate any such plans, the Committee shall consider the results of the most recent Say on Pay Vote.

To review and discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information, recommend that the CD&A and related executive compensation information be included in the Company’s annual report on Form 10-K and proxy statement and produce the compensation committee report on executive officer compensation required to be included in the Company’s proxy statement or annual report on Form 10-K.

To review, approve and, when appropriate, recommend to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans.

To review, and, when appropriate, recommend to the Board for approval, all employee benefit plans for the Company, which includes the ability to adopt, amend and terminate such plans.

To review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

To review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay Votes, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement.

To review director compensation for service on the Board and Board committees at least once a year and to recommend any changes to the Board.

To develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, to review these principles at least once a year and to recommend any changes to the Board.

To oversee the Company’s corporate governance practices and procedures, including identifying best practices and reviewing and recommending to the Board for approval any changes to the documents, policies and procedures in the Company’s corporate governance framework, including its certificate of incorporation and by-laws.

To develop, subject to approval by the Board, a process for an annual evaluation of the Board and its committees and to oversee the conduct of this annual evaluation.

To review the Board’s committee structure and composition and to make recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairmen annually.

If a vacancy on the Board and/or any Board committee occurs, to identify and make recommendations to the Board regarding the selection and approval of candidates to fill such vacancy either by election by stockholders or appointment by the Board.

To develop and recommend to the Board for approval a Company policy for the review and approval of related party transactions and to review, approve and oversee any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) on an ongoing basis in accordance with the Company’s related party transaction approval policy.

To review and discuss with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Committee and other Board committees, director independence and the director nominations process, and to recommend that this disclosure be, included in the Company’s proxy statement or annual report on Form 10-K, as applicable.

To develop and recommend to the Board for approval a Company Code of Conduct and Ethics (the “Code”), to monitor compliance with the Code, to investigate any alleged breach or violation of the Code, to enforce the provisions of the Code and to review the Code periodically and recommend any changes to the Board.

Outside Advisors

The Committee shall have the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities as set forth in this Charter. The Committee shall set the compensation, and oversee the work, of the compensation consultant. The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of outside legal counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of its outside legal counsel and other advisors. The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to its compensation consultants, outside legal counsel and any other advisors. However, the Committee shall not be required to implement or act consistently with the advice or recommendations of its compensation consultant, legal counsel or other advisor to the compensation committee, and the authority granted in this Charter shall not affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of its duties under this Charter.

In retaining or seeking advice from compensation consultants, outside counsel and other advisors (other than the Company’s in-house counsel), the Committee must take into consideration the factors specified in Rule 5605(d)(3) of the Corporate Governance Requirements of the Nasdaq Stock Market. The Committee may retain, or receive advice from, any compensation advisor they prefer, including ones that are not independent, after considering the specified factors. The Committee is not required to assess the independence of any compensation consultant or other advisor that acts in a role limited to consulting on any broad-based plan that does not discriminate in scope, terms or operation in favor of executive officers or directors and that is generally available to all salaried employees or providing information that is not customized for a particular company or that is customized based on parameters that are not developed by the consultant or advisor, and about which the consultant or advisor does not provide advice.

The Committee shall evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K. Any compensation consultant retained by the Committee to assist with its responsibilities relating to executive compensation shall not be retained by the Company for any compensation or other human resource matters.

Structure and Operations

The Board shall designate a member of the Committee as the chairperson. The Committee shall meet at least two (2) times a year at such times and places as it deems necessary to fulfill its responsibilities. The Committee shall report regularly to the Board regarding its actions and make recommendations to the Board as appropriate. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee may invite such members of management to its meetings as it deems appropriate. However, the Committee shall meet regularly without such members present, and in all cases the CEO and any other such officers shall not be present at meetings at which their compensation or performance is discussed or determined.

The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for approval.

Delegation of Authority

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

Performance Evaluation

The Committee shall conduct an annual evaluation of the performance of its duties under this charter and shall present the results of the evaluation to the Board. The Committee shall conduct this evaluation in such manner as it deems appropriate.

EXHIBIT B

MISONIX, INC.

AUDIT COMMITTEE CHARTER

A. Purpose

The primary purpose of the Audit Committee (the “Audit Committee”) of MISONIX, INC. (the “Company”) shall be to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee the integrity of the Company’s financial reporting process, including the performance of the Company’s systems of internal accounting and financial controls, the Company’s internal audit function, the outside auditors’ qualifications and independence, the Company’s process for monitoring compliance with applicable legal, regulatory and ethics programs, and the annual independent audit of the Company’s financial statements. A purpose of the Audit Committee shall also be to prepare the Audit Committee report to be included in the Company’s proxy statement for the annual meeting of shareholders and any other meeting of shareholders at which members of the Board are to be elected.

In discharging its oversight role, the Audit Committee shall have the power to investigate any matter that comes to its attention, with full access to all books, records, facilities and personnel of the Company. The Audit Committee shall also have the power to retain (at the Company’s expense) outside counsel, auditors or other advisors as it determines necessary to carry out its purposes and to determine the engagement terms and fees of such outside counsel, auditors and other advisors. The outside auditors are ultimately accountable to the Audit Committee and shall report directly to the Audit Committee.

The Audit Committee shall review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

B. Membership

The Audit Committee shall comprise not less than three (3) members of the Board, each of whom shall be independent as defined below. The Audit Committee’s composition will meet the requirements of the Qualitative Listing Requirements of the Nasdaq Stock Market and all applicable federal securities laws.

The members of the Audit Committee shall be appointed by the Board and shall be subject to removal by the Board.

1. Independence

No Audit Committee member shall qualify as “independent” unless the Board affirmatively determines that the member has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company) and otherwise meets the standards for independence of the Nasdaq Stock Market and any applicable federal securities laws.

2. Financial Expertise and Experience

At least one (1) member of the Audit Committee shall be an “audit committee financial expert” as defined in rules promulgated by the Securities and Exchange Commission. All members of the Audit Committee shall be financially literate, as defined in the Qualitative Listing Requirements of the Nasdaq Stock Market.

C. Key Responsibilities

The Audit Committee’s job is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing those financial statements. The Audit Committee is not responsible for planning or conducting audits or determining that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

The Audit Committee shall meet at least four times per year, or more often as necessary to perform the duties and responsibilities of the Audit Committee as set forth herein. The Audit Committee shall report to the Board at its next meeting after each Audit Committee meeting.

The following are functions of the Audit Committee in carrying out its oversight function.

1. Selection and Compensation of the Outside Auditors

The Audit Committee shall have the sole authority and direct responsibility to select, evaluate and, where appropriate, replace the outside auditors. In connection therewith, the Audit Committee is responsible for determining the engagement terms and fees of the outside auditors and for resolving disputes between management and the outside auditors regarding financial reporting.

2. Pre-Approval of Audit and Non-Audit Services

All auditing services provided to the Company by the outside auditors shall be pre-approved by the Audit Committee.

Additionally, the Audit Committee or one or more of its members shall review any non-audit services provided to the Company by its outside auditors and, except for certain de minimis services to the extent permitted by law, shall pre-approve any such non-audit services. The Audit Committee shall be responsible for determining the engagement terms and fees of any non-audit services to be provided by the outside auditors. The Audit Committee shall not approve the engagement of the Company’s outside auditors to perform any non-audit services that are prohibited by Section 10A(g) of the Securities Exchange Act of 1934, as amended, or any rules promulgated thereunder.

The decisions of any member of the Audit Committee to whom authority is delegated to approve any activity by the outside auditors shall be presented to the full Audit Committee at its next meeting.

The Audit Committee shall consider whether the outside auditors’ performance of any proposed non-audit services is compatible with the outside auditors’ independence.

3. Meetings with and Reports from Outside Auditors

(a) The Audit Committee shall periodically meet with management and the outside auditors in separate executive sessions.

(b) The Audit Committee shall review and discuss with management and the outside auditors the audited financial statements and related footnotes and the Management’s Discussion and Analysis to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K). Such review and discussion shall include the analysis and judgment of management and the outside auditors about the appropriateness and quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee shall review and consider with management and the outside auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61. The Audit Committee shall recommend to the Board whether, based on the review and discussions described herein, the financial statements should be included in the Company’s Annual Report on Form 10-K.

(c) The Audit Committee shall review and discuss with management and the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission. This review will occur prior to each filing by the Company of its Quarterly Report on Form 10-Q.

(d) The Audit Committee shall review and discuss with management and the outside auditors the accounting policies and assumptions which may be viewed as critical, the alternative treatments of financial information within generally accepted accounting principles that the outside auditors have discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors. The Audit Committee shall review and discuss with management and the outside auditors any significant changes in the accounting policies of the Company and accounting and financial reporting pronouncements and proposed rules that may have a significant impact on the Company’s financial reports.

(e) The Audit Committee shall review and discuss with management and the outside auditors (i) any financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company but are necessary to understand how significant aspects of the Company’s business are conducted; and (ii) material transactions or courses of dealing with parties related to the Company.

(f) At least annually, the Audit Committee shall obtain and review a report by the outside auditors describing the following: (i) the outside auditors’ internal quality control procedures; and (ii) any material issues raised by the most recent internal quality control review, or peer review of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years respecting one (1) or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues.

(g) The Audit Committee shall evaluate the qualifications, performance and independence of the outside auditors and the lead audit partner (including the rotation of the lead audit partner) and present the conclusions of the Audit Committee to the entire Board. In evaluating the outside auditors, the Audit Committee shall consider whether it is appropriate to rotate outside auditing firms.

(h) The Audit Committee shall: (i) request from the outside auditors annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1; (ii) discuss with the outside auditors any such disclosed relationship and its impact on the outside auditors’ independence; and (iii) determine any appropriate action in response to the outside auditors’ report to satisfy itself of the auditors’ independence.

1 De minimis services are defined in Section 202 of the Sarbanes-Oxley Act (Section 10A(i)(1)(B) of the Securities Exchange Act) as services that meet the following criteria: (1) all such services must in the aggregate constitute no more than 5% of the revenues paid by the company to the outside auditor; (2) such services must not have been recognized by the company as non-audit services at the time of the engagement for such services and (3) such services are brought to the attention of the audit committee (or one or more members of the committee to whom the approval of such services has been delegated) and are approved by the committee or such members(s) before the completion of such services.

(i) The Audit Committee shall meet separately with the outside auditors, with and without management present, to discuss the results of their audits, including any audit problems or difficulties and management’s response.

(j) The Audit Committee shall review and discuss with management, the outside auditors and the Company’s Chief Financial Officer, the adequacy and effectiveness of the Company’s internal controls, including the Company’s legal and regulatory compliance programs and the application of the Company’s code of ethics to the senior financial officers. The Audit Committee shall review and discuss the Company’s legal and regulatory compliance programs with the Company’s General Counsel.

(k) The Audit Committee shall review and discuss the Company’s guidelines and policies to govern the process by which risk assessment and risk management is undertaken and its programs for monitoring and controlling major financial risks.

(l) The Audit Committee shall review and discuss with the Company’s Chief Executive Officer and Chief Financial Officer their evaluation of the Company’s disclosure controls and procedures.

4. Other Matters

(a) Legal Proceedings and Contingent Liabilities

The Audit Committee shall review with management material and pending or overtly threatened legal proceedings involving the Company and other material contingent liabilities.

(b) Press Releases and Information Provided to Analysts and Ratings Agencies

The Audit Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (through a discussion of the types of information to be disclosed and the types of presentations to be made). In addition, the Audit Committee may delegate the review of individual press releases or presentations to the Audit Committee’s chairman or another member of the Audit Committee.

(c) Proxy Statement Report

The Audit Committee shall prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company’s proxy statement for the election of members of the Board. The report will address all issues required by the Securities and Exchange Commission.

(d) Procedures for Employee Complaints and Concerns

The Audit Committee shall establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(e) Hiring Practices for Employees of Outside Auditor

The Audit Committee shall set clear hiring practices for employees or former employees of the outside auditors; such practices to be in accordance with applicable federal securities laws.

(f) Annual Self-Evaluation

The Audit Committee shall perform an annual self-evaluation to determine the extent to which it fulfilled its obligations as described in this Charter or otherwise required by applicable listing standards, regulations or law.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

MISONIX, INC.

2015 Annual Meeting of Shareholders

February 4, 2016

This Proxy Is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return the Proxy Card Promptly in the Envelope Provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please mark your votes like this X

PROXY

1. Election of Directors.

	FOR all Nominees listed below	**WITHHOLD AUTHORITY** to vote for all nominees listed below (except as marked to the contrary below)
1. Election of Directors.	☐	☐

NOMINEES:
(1) Michael A. McManus, Jr.
(2) T. Guy Minetti
(3) Thomas M. Patton
(4) John W. Gildea
(5) Charles Miner, III MD
(6) Stavros G. Vizirgianakis
(7) Patrick A. McBrayer

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name(s) on the line provided below):

____

	FOR	AGAINST	ABSTAIN
2. Approval, on an advisory basis, of the compensation of the Company's Named Executive Officers.	☐	☐	☐
3. Ratification of the selection of Grant Thornton LLP as independent registered public accounting firm.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS, PROPOSAL 2 AND PROPOSAL 3.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature______________________ **Signature**______________________ **Date**__________

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held February 4, 2016.

This Proxy Statement and our 2015 Annual Report on Form 10-K are available at http://www.cstproxy.com/misonix/2015

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PROXY

MISONIX, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael A. McManus, Jr. and Richard A. Zaremba, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $.01 per share, held of record by the undersigned on December 18, 2015 at the Annual Meeting of Shareholders to be held on February 4, 2016 or any adjournment thereof of MISONIX, INC. (the "Company").

(Continued and to be marked, dated and signed, on the other side)